EXHIBIT 99

Precision Auto Care, Inc.                                 CORPORATE CONTACT:
748 Miller Drive, S.E.                                    Director of Corp. Com.
Leesburg, VA  20175                                       Victoria Harris
                                                          PH:  (800) 438-8863

                                                          COUNSEL CONTACT:
                                                          S&S Public Relations
                                                          Betty Hoeffner
                                                          PH:  (847) 291-1616



                  PRECISION AUTO CARE ACQUIRES MEXICAN MASTER
                      LICENSEE AND GREENWOOD MANUFACTURING


LEESBURG, VA March 31, 1998 -- PRECISION AUTO CARE, INC. (PACI), an international provider of automotive maintenance services and the nation's largest franchisor of automotive car care centers, announced today that it acquired Promotora de Franquicias Praxis, S.A. de C.V. (PRAXIS), its Mexican master licensee.

In addition to license rights to Mexico, PRECISION AUTO CARE, INC. also became the owner of the license rights to Puerto Rico, five operating Precision Tune Auto Care centers owned by PRAXIS, and the Mexican auto parts distribution operation. In return, PRAXIS received 619,265 shares of PACI common stock and PRECISION AUTO CARE, INC. assumed $3.4 million in debt. Including the five company operated centers, PRAXIS has 59 operational centers and 53 centers under development.

"We have added a proven management team and the infrastructure required to directly develop the Latin American market place, which will enable us to increase our ongoing revenues and earnings from franchising operations in this strategic area of the world." said Jay Ripley, President and CEO of PRECISION AUTO CARE, INC. "We anticipate that this transaction could add approximately $7.5 million and $1.6 million in fiscal year 1999 revenue and earnings before income taxes, depreciation and amortization ("EBITDA"), respectively, exclusive of the longer term gains to be achieved by going directly into other Latin American countries."

In a separate transaction, PRECISION AUTO CARE, INC. also acquired Greenwood Manufacturing which was established in 1995 and specializes in sheet metal fabrication including products used in the production of HydroSpray, the self-service and touchless automatic car wash equipment technology used in Precision Auto Wash outlets. Greenwood Manufacturing was purchased for $475,000 cash and is expected to add approximately $400,000 and $150,000 to annual Company revenues and EBITDA, respectively.


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"Greenwood Manufacturing produces vital components needed in our car wash equipment manufacturing cycle," said Ripley "This acquisition will enable us to have control of the manufacturing and distribution of the products while lowering overhead and capitalizing on product sales to outside entities."

Precision Tune Auto Care recently merged two new franchise concepts, Precision Lube Express and Precision Auto Wash, to become PRECISION AUTO CARE, INC., a public company recently listed on the NASDAQ national market: PACI. Precision Tune Auto Care has 466 franchised automotive centers operating in the United States and 116 centers operating in Taiwan, Canada, Mexico, Puerto Rico, Brazil, Curacao and the Bahamas. New centers are scheduled to open soon in Oman, Jamaica, Indonesia and Singapore. Precision Auto Wash has 36 Company-owned operational facilities in Ohio, Colorado and Iowa, and Precision Lube Express has 23 operational centers throughout the Midwest.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause actual results, performance or achievements of the Company to be materially different from the result, performance, or other expectations implied by these forward-looking statements. For further information about the Company, investors are encouraged to review the Company's most recent SEC filings.


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